                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 1997


                 WILLIAM GREENBERG, JR. DESSERTS AND CAFES, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                    Delaware
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


     1-13984                                                  13-3832215
--------------------------------------------------------------------------------
  (Commission File Number)             (I.R.S. Employer Identification No.)


  533 W. 47th Street, New York, NY                                         10036
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


       Registrant's telephone number, including area code: (212) 586-7600




                                     Not Applicable
--------------------------------------------------------------------------------
            (Former name or former address, if changed since last report)

                                 AMENDMENT NO. 1

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K filed February 2, 1997 with repect to the registrant's acquisition of all the outstanding shares of J.M. Specialties, Inc. as set forth in the pages attached hereto:

     Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersiged thereunto duty authorized.


                                 William Greenberg Jr. Desserts and Cafes, Inc.

Dated: April 21, 1997            By:         /s/ Philip Grabow
                                    ____________________________________________
                                        Philip Grabow, President and Chief
                                        Executive Officer

     The Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 1997 by William Greenberg Jr. Desserts and Cafes, Inc. pursuant to Rule 13a-11 is hereby amended in the following respects:

ITEM 7.    Financial Statements, Pro Forma Financial Information and Exhibits.


                                                                               Page No.
                                                                               ________
(a)            Financial   Statements   of   Business   acquired.    The
               historical  financial  statements  of JMS at December 31,
               1995  and  1994,  and for  each of the two  years  in the
               period ended December 31, 1995, and the auditors'  report
               thereon..............................................................F-1

(b)            Pro    Forma    Financial    Information.    Pro    Forma
               Consolidating   Financial   Statements   (unaudited)   of
               William  Greenberg  Jr.  Desserts  and  Cafes,  Inc.  and
               Subsidiary..........................................................FB-1


                             J. M. SPECIALTIES, INC.

                     YEARS ENDED DECEMBER 31, 1995 AND 1994






                                    CONTENTS


                                                                                       Page

Independent auditors' report                                                             1

Financial statements:

  Balance sheet                                                                          2

  Statement of income                                                                    3

  Statement of shareholders' equity                                                      4

  Statement of cash flows                                                                5

Notes to financial statements                                                          6 - 11

Independent auditors' report on supplementary information                                12

Supplementary information to financial statements:

  Cost of sales                                                                          13

  Operating expenses                                                                     14


                       [LETTERHEAD OF ZELLER WEISS & KAHN]




                          INDEPENDENT AUDITORS' REPORT

Board of Directors
J. M. Specialties, Inc.
Parsippany, New Jersey

     We have audited the accompanying balance sheets of J. M. Specialties, Inc. as of December 31, 1995 and 1994 and the related statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to in the above paragraph present fairly, in all material respects, the financial position of J. M. Specialties, Inc. and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                         /s/ Zeller Weiss & Kahn




January 9, 1997
Mountainside, New Jersey

                             J. M. SPECIALTIES, INC.

                   BALANCE SHEET - DECEMBER 31, 1995 AND 1994

                                     ASSETS

                                                                       1995            1994
                                                                       ----            ----
Current assets:
  Cash                                                             $   79,662      $  144,510
  Accounts receivable (Note 4)                                        203,925         298,946
  Notes receivable, related parties (Note 3)                          171,000         226,000
  Note receivable, other                                                8,250
  Interest receivable                                                   9,264           2,865
  Inventory (Notes 4 and 8)                                           330,151         284,973
  Loans to employees                                                    2,296
  Prepaid expenses                                                     20,105             335
                                                                   ----------      ----------
    Total current assets                                              824,653         957,629
                                                                   ----------      ----------

Property and equipment (Note 4):
  Machinery and equipment                                             615,994         551,675
  Furniture and computers                                              38,817          37,617
  Leasehold improvements                                               70,078          70,078
                                                                   ----------      ----------
                                                                      724,889         659,370
  Less accumulated depreciation                                       423,265         352,225
                                                                   ----------      ----------
                                                                      301,624         307,145
                                                                   ----------      ----------
Other assets:
  Trademark costs, net of amortization                                    380             750
  Security deposits                                                    27,988          20,563
  Covenant not to complete, net of amortization
   (Note 7)                                                           138,385         184,514
                                                                   ----------      ----------
                                                                      166,753         205,827
                                                                   ----------      ----------
                                                                   $1,293,030      $1,470,601
                                                                   ==========      ==========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt (Note 4)                       $   63,019      $   77,497
  Note payable, bank                                                   15,278
  Note payable, shareholder (Note 3)                                  162,925         135,416
  Accounts payable                                                    200,197         229,859
  Accrued profit sharing                                               20,000          20,000
  Payroll taxes payable                                                29,191          34,308
  Accrued expenses                                                      3,982          22,599
                                                                   ----------      ----------
    Total current liabilities                                         494,592         519,679
                                                                   ----------      ----------
Long-term debt, net of current portion (Note 4)                       122,653         200,684
                                                                   ----------      ----------

Commitments (Note 6)

Shareholders' equity:
  Common stock, no par; authorized 2,000
   shares; issued and outstanding 200 shares                            2,000           2,000
  Retained earnings                                                   673,785         748,238
                                                                   ----------      ----------
                                                                      675,785         750,238
                                                                   ----------      ----------
                                                                   $1,293,030      $1,470,601
                                                                   ==========      ==========

                       See notes to financial statements.

                             J. M. SPECIALTIES, INC.

                               STATEMENT OF INCOME

                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                       1995            1994
                                                                       ----            ----
Sales                                                              $3,648,110      $4,398,532

Cost of sales                                                       2,575,486       3,081,745
                                                                   ----------      ----------

Gross profit                                                        1,072,624       1,316,787

Operating expenses                                                  1,049,447       1,089,992
                                                                   ----------      ----------

Income from operations                                                 23,177         226,795
                                                                   ----------      ----------

Other charges (credits):
  Interest expense                                                     11,023          24,266
  Interest income                                                 (    16,320)    (    13,494)
  Gain on sale of fixed assets                                                    (       422)
                                                                   ----------      ----------
                                                                  (     5,297)         10,350
                                                                   ----------      ----------

Income before income taxes                                             28,474         216,445

Income taxes (Note 10)                                                  1,625           5,952
                                                                   ----------      ----------

Net income                                                         $   26,849      $  210,493
                                                                   ==========      ==========

Net income per weighted average shares of
 common stock outstanding                                          $   134.25      $ 1,052.47
                                                                   ==========      ==========

Weighted average number of shares of common
 stock outstanding                                                        200             200
                                                                   ==========      ==========



                       See notes to financial statements.

                             J. M. SPECIALTIES, INC.

                        STATEMENT OF SHAREHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                            Common stock             Retained
                                        Shares          Amount       Earnings         Total
                                        ------          ------       --------         -----
Balance at January 1, 1994                 200          $2,000       $643,945        $645,945

Dividends paid 1994                                                 ( 106,200)      ( 106,200)

Net income for the year ended
 December 31, 1994                                                    210,493         210,493
                                           ---          ------       --------        --------
Balance at December 31, 1994               200           2,000        748,238         750,238

Dividends paid 1995                                                 ( 101,302)      ( 101,302)

Net income for the year ended
 December 31, 1995                                                     26,849          26,849
                                           ---          ------       --------        --------
Balance at December 31, 1995               200          $2,000       $673,785        $675,785
                                           ===          ======       ========        ========


                       See notes to financial statements.

                             J. M. SPECIALTIES, INC.

                             STATEMENT OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                1995                 1994
                                                                ----                 ----
Cash flows from operating activities:
  Net income                                                  $  26,849             $ 210,493
  Adjustments to reconcile net income to
   cash provided from operating activities:
     Depreciation                                                71,041                67,536
     Amortization                                                46,813                47,376
     Gain on sale of delivery equipment                                             (     422)
  Changes in operating assets and liabilities:
    Decrease in accounts receivable                              95,021                43,616
    Increase in inventory                                     (  45,178)            (  34,907)
    Increase in prepaid expenses and other current
     assets                                                   (  28,779)            (     242)
    Increase (decrease) in accounts payable and
     accrued expenses                                         (  53,396)               33,272
                                                               --------              --------
    Net cash provided by operating activities                   112,371               366,722
                                                               --------              --------
Investing activities:
  Sources of cash:
    Decrease in notes receivable                                 46,750
    Proceeds from sale of delivery equipment                                            3,600
  Use of cash:
    Purchase of property and equipment                         ( 65,806)            (  18,810)
    Increase in security deposits                              (  7,139)
    Increase in notes receivable                                                    ( 226,000)
                                                               --------              --------
    Net cash used in investing activities                      ( 26,195)            ( 241,210)
                                                               --------              --------

Financing activities:
  Sources of cash:
    Increase in notes payable, officers                          27,509               207,891
    Increase in long-term debt                                                          4,380
  Use of cash:
    Decrease in notes payable, bank                                                 (  14,060)
    Decrease in long-term debt                                (  77,231)            (  82,269)
    Payment of dividends                                      ( 101,302)            ( 106,200)
                                                               --------              --------
    Net cash used in financing activities                     ( 151,024)                9,742
                                                               --------              --------

Net increase (decrease) in cash                               (  64,848)              135,254

Cash, beginning of year                                         144,510                 9,256
                                                               --------              --------
Cash, end of year                                              $ 79,662              $144,510
                                                               ========              ========
Supplemental disclosures:
  Cash paid during the year for:
    Interest                                                   $ 10,545              $ 22,410
    Income taxes                                               $  5,106              $  2,906


                       See notes to financial statements.

                             J. M. SPECIALTIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1994

1.    Organization of the Company:

      The Company, J. M. Specialties, Inc., t/a Batter Bake, was incorporated in the State of New Jersey in 1985. The Company manufactures muffin batter and baked goods which sell to supermarkets, food distributors, educational institutions and restaurants. The Company has expanded its product line to include yogurt and fat free items. Although the Company sells its products throughout the United States, its main customer base is on the east coast of the United States.

2.    Summary of significant accounting policies:

      Use of estimates:
      The preparation of financial statements in conformity with generally accepted accounting principles required management to make assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Inventories:
      Inventories are stated at the lower of cost (first-in, first-out) or market.

      Property and equipment and depreciation:
      Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method over the following useful lives:

                                                               Years
                                                               -----

              Machinery and equipment                            10
              Furniture and computers                             5
              Leasehold improvements                             10


      Expenditures for major renewals and betterment that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expenses as incurred.

      Allowance for doubtful accounts:
      An allowance for doubtful accounts has not been established as it has been determined that the accounts receivable are fully collectible.

      Deferred costs and amortization:
      The Company amortizes the cost of a covenant not to complete over a five year period, the term of the agreement. The Company amortizes trademark costs over ta fifteen year period. The Company uses the straight-line method to amortize both assets.

      Cash and cash equivalents:
      For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with the maturity of three months or less, as well as money market funds, to be cash equivalents.

                             J. M. SPECIALTIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1994

2.    Summary of significant accounting policies (continued):

      Profit sharing plan:
      The Company has a non-contributory profit sharing plan where the contributions are at the discretion of management.

3.    Related party transactions:

      The Company shares warehouse facilities with J. P. Veggies, Inc. Mr.
       Grabow, the sole shareholder in J. M. Specialties, Inc., and his family, own 40 percent of J. P. Veggies, Inc. The Company charges J. P. Veggies, Inc. for the manufacturing and packing of product and for certain sales and administrative support provided by J. M. Specialties, Inc. These billings were included in the Company's net sales and amounted to $174,814 in 1995 and $57,074 in 1994.

      The Company has three demand notes receivable with related parties that carry interest at five to six percent as follows:

                                                        1995            1994
                                                        ----            ----

              Russell Homes, Inc.                     $110,000        $140,000
              Auto Spa, Inc.                            16,000          11,000
              Parts Plus Industrial, Inc.               45,000          75,000
                                                      --------        --------
                                                      $171,000        $226,000
                                                      ========        ========

      The Company was advanced funds from Mr. Philip Grabow, the sole shareholder, on a short term basis. These notes amounted to $162,925 in 1995 and $135,416 in 1994.

      As of the date of this report, the note to Auto Spa, Inc. has been distributed to Phil Grabow in lieu of a cash dividend, the Parts Plus Industrial, Inc. note had been collected in full and the note to Russell Homes, Inc. had been reduced to $60.000.

4.    Long-term debt:


                                                        1995                     1994
                                                 --------------------     --------------------
                                    Interest     Current    Long-term     Current    Long-term
                                      Rate       Portion      Portion     Portion      Portion
                                      ----       -------      -------     -------      -------
     Urban Nat'l Bank (a)           Prime+1%     $16,999     $ 23,607     $33,667     $ 55,885

     John McDonough   (b)             4.875%      52,000      104,000      52,000      156,000
                                                 -------     --------     -------     --------

                                                  68,999      127,607      85,667      211,885

     Less unamortized debt cost                    5,980        4,954       8,170       11,201
                                                 -------     --------     -------     --------

                                                 $63,019     $122,653     $77,497     $200,684
                                                 =======     ========     =======     ========



                             J. M. SPECIALTIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1994

4.    Long-term debt (continued):

      (a) Notes payable are secured by machinery and equipment with a cost of $122,000 and payable in monthly installments of $1,417 in 1995 and $2,806 in 1994, excluding interest.

      (b) Note payable is secured by all assets of the Company, the personal guarentee of Philip Grabow, the sole shareholder of the Company, and the pledge of Mr. Grabow's 200 shares of J. M. Specialties, Inc. The note is payable in weekly installments of $1,000, including interest. In September of 1996 the Company settled with the Estate of John McDonough and this note was paid in full, with the shares of the Company being released as collateral.

      The total future annual payments as of December 31, 1995 are as follows:

                  December 31, 1995                          $ 77,497
                  December 31, 1996                            78,296
                  December 31, 1997                            65,317
                  December 31, 1998                            57,071
                                                             --------
                                                             $278,181
                                                             ========

5.   Profit sharing plan:

      The Company has a non-contributory profit sharing plan which covers substantially all full-time employees. Annual contributions are discretionary and subject to approval of the Board of Directors. These contributions may not exceed the maximum amount deductible for federal income tax purposes. Contributions, which are held in the Profit Sharing Trust Account, amounted to $20,000 in both 1995 and 1994.

6.    Commitments:

      The Company is obligated under a written lease agreement which began May
       1, 1993 and expires April 30, 1998. Rent expense amounted to $58,275 in 1995 and 1994. The Company is also obligated to pay a proportionate share of real estate taxes, common maintenance and insurance.

      Future minimum lease payments required under this non-cancelable operating lease are as follows:

                          1995                      $ 58,275
                          1996                        58,275
                          1997                        58,275
                          1998                        19,425
                                                    --------
                                                    $194,250
                                                    ========

      Rent expense amounted to $58,275 in 1995 and 1994.

                             J. M. SPECIALTIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1994

6.    Commitments (continued):

      On December 5, 1995, the Company entered into a lease agreement for the warehouse and office space adjacent to the original leased facility. The lease term begins January 1, 1996 and expires August 31, 1997. The lease carries rent at $7,139 per month, or $85,668 per year. The Company is obligated to pay its proportionate share of real estate taxes, common maintenance and insurance.

      Future minimum lease payments required under this non-cancelable operating lease are as follows:

                          1996                      $ 85,667
                          1997                        57,112
                                                    --------
                                                    $142,779
                                                    ========

      Consulting and brokerage agreements:

      The Company has entered into several verbal brokerage agreements with various commission agents. These agreements are cancelable by either party with 30 days written notice. The commission rates vary from five percent of gross sales, less freight, of specified territories.

      On October 17, 1995, the Company entered into a consulting agreement with Twin Enterprises D/B/A Midges Gourmet and its owner, Kurt Cahill. Mr. Cahill is to act as a consultant to J. M. Specialties, Inc. for a one year period ending October 17, 1996, and compensated at a rate of $250 per day. In 1995 this amounted to $6,500. The Company has an option to purchase all accounts, formulas, receipts, etc. from Midges Gourmet for $280,000 at the end of the one year period, with Mr. Cahill staying on to head up all research and development for J. M. Specialties, Inc. under a separate three year contract for $20,000 per year.

      In July of 1996, the agreement was automatically terminated when Mr.
       Cahill violated the terms of the contract by taking employment with a direct competitor of J. M. Specialties, Inc. Mr. Cahill was notified in writing that the agreement was no longer in force.

7.    Covenant not to complete:

      On December 30, 1993, John McDonough, a fifty percent shareholder in J. M.
       Specialties, Inc., sold 100 shares of the Company's common stock to Philip Grabow, making Mr. Grabow the owner of all of the Company's outstanding shares. As part of this transaction, J. M. Specialties, Inc. entered into a covenant not to complete with Mr. McDonough, whereby Mr. McDonough agreed not to manage, operate, join, control, or participate, in or be consulted as an officer, employee, sole proprietor, partner, shareholder or otherwise, with or for any business which in any such matter, directly or indirectly, has competed or will compete with J. M. Specialties, Inc. As consideration for entering into this agreement, the Company agreed to pay Mr. McDonough $1,000 per week,

                             J. M. SPECIALTIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1994

7.    Covenant not to complete (continued):

       commencing the first week of January, 1994 and continuing through December 31, 1998 until a total of $260,000 has been paid. Because no interest rate was stated in this agreement, $29,358 was deemed to be interest, as per Accounting Principles Board Opinion No. 21, leaving a value of $230,642 to be assigned to the covenant not to complete.

      In April of 1996, Mr. McDonough passed away, Leaving the remaining balance of the note to his estate. In October of 1996, J. M. Specialties, Inc. negotiated with the Estate of Mr. John McDonough and paid the remaining balance of the note of $147,157 with a lump sum payment of $115,000.

      Amortization expense amounted to $46,128 in both 1995 and 1994.

8.    Inventories:

                                                       1995         1994
                                                       ----         ----
       Raw materials                                 $116,761     $151,200
       Finished goods                                 152,031      113,700
       Packaging and shipping materials                61,359       20,073
                                                     --------     --------
                                                     $330,151     $284,973
                                                     ========     ========

9.    Concentration of credit risk:

      The Company maintains all of its cash balances in financial institutions in Wayne, New Jersey. The balances are insured by the Federal Deposit Insurance Company of to $100,000. At December 31, 1995, the Company's uninsured cash balance totaled $41,852.

      In 1995, the Company had one customer which accounted for $404,000 or 11% of net sales. In 1994, the same customer accounted for $575,000 or 15% of sales. There were no other customers which accounted for more than 10% of sales.


10.   Income taxes:

      Noprovision has been made for federal income tax. Under Subchapter "S" of the Internal Revenue Code, the Company has elected to include their prorata share of income or loss in their individual returns. A provision has been made for state income taxes.

      The Company has adopted SFAS 109 for the fiscal year beginning January 1, 1994. SFAS 109 changes accounting for state income taxes from the deferred method, required by APB-11 to the asset/liability method, commonly referred to as the liability method. The deferred method places primary emphasis on the matching of revenues and expenses. The

                             J. M. SPECIALTIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1994

10.   Income taxes (continued):

       liability method places primary emphasis on the valuation of current and deferred tax assets and liabilities. The significance of the impact that SFAS 109 will have on the financial statements is expected to be immaterial and will have no impact on any other significant matters of the Company. The effect on initially adopting SFAS 109 will be reported as the cumulative effect of a change in accounting principle in accordance with APB-20.

11.   Subsequent events:

      In October of 1996, Mr. Grabow began negotiations to sell 100% of his stock in J. M. Specialties, Inc. to William Greenberg, Jr. Desserts and Cafes, Inc., a publicly held New York corporation. As of the date of this report, contracts were being drawn up but had not yet been signed. Both parties anticipate a closing date some time during the week of January 14, 1997.

12.   Effect of recently issued accounting standards:

      The Financial Accounting Standards Board issued Statement of Financial
       Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". "SFAS" No. 121 requires that long-lived assets and certain identifiable intangibles, to be held and used by the Company, be reviewed for impairment whenever events indicated the carrying amount of an asset may not be recoverable. The effective date of "SFAS" No. 121 is for fiscal years beginning after December 15, 1995.

      Additionally, The Accounting Standards Board issued Statement of Financial
       Accounting Standards ("SFAS") No. 123, "Accounting for Stock Based Compensation". The effective date of "SFAS" No. 123 is for fiscal years beginning after December 15, 1995 and established a method of accounting for stock compensation plans based on fair value. The Company does not believe the "SFAS" No. 121 and No. 123 will have an impact on its financial statements.

            INDEPENDENT AUDITORS' REPORT ON SUPPLEMENTARY INFORMATION

Board of Directors
J. M. Specialties, Inc.
Parsippany, New Jersey

     Our report on our audit of the basic financial statements of J. M. Specialties, Inc. for December 31, 1995 and 1994 appears on Page 1. That audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole.

     The statements of cost of sales and operating expenses are presented for the purpose of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

January 9, 1997
Mountainside, New Jersey

                             J. M. SPECIALTIES, INC.

                                  COST OF SALES

                     YEARS ENDED DECEMBER 31, 1995 AND 1994


                                                                       1995            1994
                                                                       ----            ----
Inventory, beginning of year                                       $  284,973      $  250,066

Purchases                                                           1,207,336       1,546,482
                                                                   ----------      ----------
                                                                    1,492,309       1,796,548

Inventory, end of year                                                330,151         284,973
                                                                   ----------      ----------

                                                                    1,162,158       1,511,575
                                                                   ----------      ----------
Direct labor                                                          488,466         587,541
                                                                   ----------      ----------

Factory overhead:
  Payroll taxes                                                        53,731          55,503
  Factory expense                                                      42,543          53,856
  Depreciation                                                         66,181          62,178

  Insurance                                                            88,230          84,994
  Real estate taxes                                                    23,616          18,569
  Rent                                                                 52,448          52,448
  Repairs and maintenance                                              60,858          75,076

  Storage                                                               8,153          10,588
  Supplies, packaging and shipping                                    463,799         499,866
  Utilities                                                            65,303          69,551
                                                                   ----------      ----------
                                                                      924,862         982,629
                                                                   ----------      ----------
                                                                   $2,575,486      $3,081,745
                                                                   ==========      ==========

                                    J. M. SPECIALTIES, INC.

                                      OPERATING EXPENSES

                            YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                       1995            1994
                                                                       ----            ----
Salaries:
  Officers                                                         $  457,276      $  510,925
  Office                                                               59,970          49,531
Sales                                                                 133,855         125,745
Payroll taxes                                                          10,219          37,783

Advertising                                                             9,349           8,669
Amortization                                                           46,813          47,376
Automobile and delivery expense                                        22,972          38,919
Automobile lease expense                                               32,809          25,349

Bad debt expense                                                       10,000
Commissions                                                            61,786          55,111
Consulting                                                              6,500

Depreciation                                                            4,860           5,358
Employee benefits                                                      35,399          32,932
Insurance                                                               5,393           9,495

Office                                                                 29,552          20,654
Promotion, shows and travel                                            54,126          52,188
Professional fees                                                      20,487          22,523

Profit sharing plan                                                    20,000          20,000
Rent                                                                    5,827           5,827
Telephone                                                              14,998          13,880
Utilities                                                               7,256           7,727
                                                                   ----------      ----------

                                                                   $1,049,447      $1,089,992
                                                                   ==========      ==========

          WILLIAM GREENBERG JR. DESSERT AND CAFES, INC. AND SUBSIDIARY

                  PRO FORMA CONSOLIDATING FINANCIAL STATEMENTS
                                   (Unaudited)

I N D E X
---------



FINANCIAL STATEMENTS:

                                                                                 Page No.
                                                                                 --------
Pro Forma Consolidating Balance Sheet
   As at December 31, 1996.........................................................FB-2

Pro Forma Consolidating Statement of Operations
   For the Year Ended December 31, 1996............................................FB-3

Pro Forma Consolidating Balance Sheet
   As at December 31, 1995.........................................................FB-4

Pro Forma Consolidating Statement of Operations
   For the Year Ended December 31, 1995............................................FB-5

Notes to Pro Forma Consolidating Financial Statements........................FB-6, FB-7

Pro Forma Adjustments
   For the Year Ended December 31, 1996......................................FB-8, FB-9

Pro Forma Adjustments
   For the Year Ended December 31, 1995....................................FB-10, FB-11


          WILLIAM GREENBERG JR. DESSERTS AND CAFES, INC. AND SUBSIDIARY

                 PRO FORMA CONDENSED CONSOLIDATING BALANCE SHEET

                                DECEMBER 31, 1996
                                   (Unaudited)


                                               William
                                             Greenberg Jr.      J.M.                 Pro Forma Adjustments
                                             Desserts and   Specialties,           --------------------------
                                              Cafes, Inc.       Inc.                 Debt             Credit       Pro Forma
                                             ------------   ------------           --------         ---------     ------------
                                             (Historical)   (Historical)
                      A S S E T S

Current assets:
  Cash and cash equivalents                  $   204,136     $    84,129       (A)$1,747,500     (B)  900,000     $1,027,985
                                                                                                 (E)  107,780
  Accounts receivable                            275,060         224,378                                             499,438
  Notes receivable - related party                  -             60,000                                              60,000
  Inventory                                       75,000         274,803                                             349,803
  Prepaid expenses                               127,172          14,063                                             141,235
                                             -----------     -----------                                         -----------

       Total current assets                      681,368         657,373                                           2,078,461
                                             -----------     -----------                                         -----------

Property and equipment - net                     850,000         233,608       (D)   250,000     (G)   35,714      1,297,894
                                             -----------     -----------                                         -----------


Other assets:
  Investment in subsidiary                          -              -           (C)    88,000
                                                                               (B) 2,215,000     (D)2,303,000
  Goodwill                                          -              -           (D) 1,356,565     (G)   90,438      1,266,127
  Covenant not to compete                         87,500           -                                                  87,500
  Security deposits                              116,108          27,988                                             144,096
  Other                                             -                 11                                                  11
                                             -----------     -----------                                         -----------
       Total other assets                        203,608          27,999                                           1,497,734
                                             -----------     -----------                                         -----------

                                              $1,734,976        $918,980                                          $4,874,089
                                             ===========     ===========                                         ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities:
  Current portion of long-term debt           $     -           $ 16,999                                          $   16,999
  Notes payable - bank                              -             75,000                                              75,000
  Accounts payable                               834,531         112,919                                             947,450
  Estimated liability for restructuring          450,000            -                                                450,000
  Accrued salaries - officers/stockholders        71,634            -                                                 71,634
  Accrued expenses and other current
    liabilities                                  458,950          11,019                         (E)$ 254,123        724,092
                                             -----------     -----------                                         -----------
       Total current liabilities               1,815,115         215,937                                           2,285,175
                                             -----------     -----------                                         -----------
Deferred rent                                     68,602            -                                                68,602
                                             -----------     -----------                                         -----------

Long-term debt, net of current portion              -              6,608                                               6,608
                                             -----------     -----------                                         -----------

Stockholders' equity (deficiency):
  Common stock                                                                                   (C)       34
                                                   2,622           2,000       (D)     2,000     (B)      500         3,156
  Additional paid-in capital                   6,746,564             -                           (B)1,314,500    10,115,910
                                                                                                 (A)1,747,500
                                                                                                 (E)  219,380
                                                                                                 (C)   87,966
  Retained earnings (accumulated deficit)                                      (X)   707,435
                                              (6,897,927)        694,435       (D)   694,435                     (7,605,362)
                                             -----------     -----------                                         -----------
       Total stockholders' equity
         (deficiency)                         (  148,741)        696,435                                          2,513,704
                                             -----------     -----------         -----------       ----------    -----------
                                              $1,734,976     $   918,980         $ 7,060,935       $7,060,935    $ 4,874,089
                                             ===========     ===========         ===========       ==========    ===========

                                            FB-2

          WILLIAM GREENBERG JR. DESSERTS AND CAFES, INC. AND SUBSIDIARY

                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                   (Unaudited)

                                                          William
                                                        Greenberg Jr.         J.M.             Pro Forma Adjustments
                                                        Desserts and       Specialties,        ---------------------
                                                         Cafes, Inc.           Inc.              Debt        Credit     Pro Forma
                                                        ------------      -----------          --------     --------   ----------
                                                        (Historical)     (Historical)
Net sales                                               $4,232,616        $3,209,893                                    $ 7,442,509
                                                        ----------        ----------                                    -----------
Costs and expenses:
  Cost of sales                                          3,109,536         2,331,073       (G)  $ 35,714                  5,476,323
  Selling, general and administrative expenses           3,836,193           799,458       (E)   107,780                  4,743,431
                                                        ----------        ----------            --------                -----------
Total costs and expenses                                 6,945,729         3,130,531             143,494                 10,219,754
                                                        ----------        ----------            --------                -----------
Income (loss) from operations                          ( 2,713,113)           79,362           ( 143,494)              (  2,777,245)
                                                        ----------        ----------            --------                -----------
Other income (expense):
  Interest income                                           41,767             7,804                                         49,571
  Interest expense                                     (     5,555)      (    10,061)                                  (     15,616)
  Write-off of goodwill                                (   840,780)             -                                      (    840,780)
  Amortization of goodwill                                    -                 -          (G)    90,438               (     90,438)
  Loss on impairment of property and equipment         (   797,559)             -                                      (    797,559)
  Estimated restructuring loss                         (   450,000)             -                                      (    450,000)
  Compensatory element of issuance of warrants         (   204,064)             -          (E)   473,503               (    677,567)
  Storage income                                              -                6,456                                          6,456
                                                        ----------        ----------            --------                -----------
Total other income (expense)                           ( 2,256,191)            4,199             563,941               (  2,815,933)
                                                        ----------        ----------            --------                -----------
Income (loss) before income taxes                      ( 4,969,304)           83,561           ( 707,435)              (  5,593,178)

Income taxes                                                 8,823             3,786                                         12,609
                                                        ----------        ----------            --------                -----------
Income (loss) before extraordinary credit              ( 4,978,127)           79,775           ( 707,435)              (  5,605,787)

Extraordinary credit                                          -               31,375                -                        31,375
                                                        ----------        ----------            --------                -----------
Net income (loss)                                      ($4,978,127)        $  31,375           ($707,435)              ($ 5,574,412)
                                                        ==========         =========            ========                ===========
Per share data:
  Pro forma net income (loss) per share                    ($1.82)           $555.75                                        ($1.71)
                                                            =====            =======                                         =====
  Weighted average number of shares outstanding           2,731,386            200                                         3,265,471
                                                          =========            ===                                         =========



          WILLIAM GREENBERG JR. DESSERTS AND CAFES, INC. AND SUBSIDIARY

                 PRO FORMA CONDENSED CONSOLIDATING BALANCE SHEET

                                DECEMBER 31,1995
                                   (Unaudited)


                                                  William
                                                Greenberg Jr.           J.M.              Pro Forma Adjustments
                                                Desserts and        Specialties,          ----------------------
                                                 Cafes, Inc.            Inc.                Debit        Credit        Pro Forma
                                                ------------        -----------             -----        ------        ---------
                                                (Historical)        (Historical)

                      A S S E T S
Current assets:
  Cash and cash equivalents                      $2,169,999          $   79,662        (A)$1,747,500  (B)  900,000     $3,304,437
                                                                                       (C)   207,276
  Accounts receivable                               222,623             203,925                                           426,548
  Notes receivable - related party                     -                171,000                                           171,000
  Inventory                                          91,631             330,151                                           421,782
  Prepaid expenses                                  100,532              39,915                                           140,447
                                                 ----------          ----------                                        ----------
       Total current assets                       2,584,785             824,653                                         4,464,214
                                                 ----------          ----------                                        ----------
Property and equipment - net                      1,477,062             301,624        (D)  250,000   (G)   35,714      1,992,972
                                                 ----------          ----------                                        ----------
Other assets:
  Investment in subsidiary                                                                   88,000
                                                       -                   -           (B)2,215,000   (D)2,303,000           -
  Covenent not to compete                           112,500             138,385                                           250,885
  Goodwill                                          903,060                -           (D)1,377,215   (G)   91,814      2,188,461
  Security deposits                                  77,772              27,988                                           105,760
  Other                                                -                    380                                               380
                                                 ----------          ----------                                        ----------
       Total other assets                         1,093,332             166,753                                         2,545,486
                                                 ----------          ----------                                        ----------

                                                 $5,155,179          $1,293,030                                        $9,002,672
                                                 ==========          ==========                                        ==========


       LIABILITIES AND STOCKHOLD
Current liabilities:
  Current portion of long-term debt              $     -             $   63,019                                       $    63,019
  Notes payable - stockholder                          -                162,925                                           162,925
  Accounts payable                                  387,630             200,197                                           587,827
  Accrued expenses and other current
     liabilities                                     64,240              68,451                      (E)   254,123        386,814
                                                 ----------          ----------                                        ----------
       Total current liabilities                    451,870             494,592                                         1,200,585
                                                  ----------          ----------                                        ----------
Long-term debt, net of current portion               23,207             122,653                                           145,860
                                                 ----------          ----------                                        ----------
Stockholders' equity:
  Common stock                                                                                       (C)        34
                                                      2,560               2,000        (D)    2,000  (B)       500          3,094
  Additional paid-in capital                      6,597,342                -                         (A) 1,747,500      9,966,688
                                                                                                     (B) 1,314,500
                                                                                                     (E)   219,380
  Retained earnings (accumulated deficit)                                              (X)  601,031  (C)    87,966
                                                ( 1,919,800)            673,785        (D)  673,785  (X)   207,276   (  2,313,555)
                                                 ----------          ----------                                       -----------
       Total stockholders' equity                 4,680,102             675,785                                         7,656,227
                                                 ----------          ----------          ----------     ----------    -----------
                                                 $5,155,179          $1,293,030          $7,161,807     $7,161,807    $ 9,002,672
                                                 ==========          ==========          ==========     ==========    ===========

          WILLIAM GREENBERG JR. DESSERTS AND CAFES, INC. AND SUBSIDIARY

                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                   (Unaudited)




                                                        William
                                                      Greenberg Jr.         J.M.          Pro Forma Adjustments
                                                      Desserts and      Specialties,    -------------------------
                                                       Cafes, Inc.          Inc.          Debt           Credit          Pro Forma
                                                      -----------       -----------     ----------     ----------        ----------
                                                      (Historical)      (Historical)
Net sales                                             $1,741,014         $3,648,110                                     $5,389,124
                                                      ----------         ----------                                     ----------

Costs and expenses:

  Cost of sales                                        1,280,963          2,575,486    (G)  35,714                       3,892,163
  Selling, general and administrative expenses         1,370,774          1,049,447                    (F)$207,276       2,212,945
                                                      ----------         ----------       --------        --------      ----------
Total costs and expenses                               2,651,737          3,624,933         35,714         207,276       6,105,108
                                                      ----------         ----------       --------        --------      ----------

Income (loss) from operations                        (   910,723)            23,177      (  35,714)        207,276     (   715,984)
                                                      ----------         ----------       --------        --------      ----------

Other income (expense):

  Interest income                                         19,108             16,320                                         35,428
  Interest expense                                   (   112,735)       (    11,023)                                   (   123,758)
  Compensatory element of issuance of warrants       (   856,871)              -       (E) 473,503                     ( 1,330,374)
  Amortization of goodwill                                  -                  -       (G)  91,814                     (    91,814)
                                                      ----------         ----------       --------        --------      ----------
Total other income (expense)                         (   950,498)             5,297        565,317            -        ( 1,510,518)
                                                      ----------         ----------       --------        --------      ----------

Income (loss) before income taxes                    ( 1,861,221)            28,474      ( 601,031)        207,276     ( 2,226,502)

Income taxes                                                -                 1,625                                          1,625
                                                      ----------         ----------       --------        --------      ----------

Income (loss) before extraordinary credit            ($1,861,221)        $   26,849      ($601,031)       $207,276     ($2,228,127)
                                                      ==========         ==========       ========        ========      ==========

Per share data:

  Pro forma net income (loss) per share                ($1.02)             $134.25                                       ($0.94)
                                                        =====              =======                                        =====

  Weighted average number of shares outstanding        1,828,609             200                                         2,362,694
                                                       =========             ===                                         =========


                 WILLIAM GREENBERG JR. DESSERTS AND CAFES, INC.


                     NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                   (Unaudited)

Introduction:

      The pro forma financial statements assumes the (i) The acquisition on January 17, 1997 of all the outstanding capital stock of J.M. Specialties, Inc. ("JMS") in an acquisition to be accounted for as a purchase (the "Acquisition")
(ii) the proceeds of the Company's issuance of 1,875,000 common stock purchase warrants for net cash of $1,747,500 during January 1997, as if the transactions had occurred as at December 31, 1996 and 1995 and at the beginning of 1996 and 1995.

      Per share data for the years ended December 31, 1996 and 1995 is based upon the weighted average number of shares outstanding during each year retroactively reflecting (i) the January 17, 1997 issuance of 534,000 common shares issued in connection with the Acquisition, and (ii) the dilutive effect of 34,085 shares issuable under the assumed conversion of a warrant which expires in October, 2001. Such warrant contains anti-dilutive provisions throughout its life which entitles the holder to 6% of the Company's capital stock on the date the warrant is converted to capital stock.

      The pro forma balance sheets as at 1996 and 1995 and the pro forma statements of operations for the years then ended include all material adjustments necessary to adjust the historical results to reflect these assumptions.

      The pro forma information does not purport to be indicative of the balance sheets and the statements of operations which would have actually been obtained if the acquisition transaction had been consummated on the dates indicated. In addition, the pro forma financial information does not purport to be indicative of the balance sheet or results of operations which may be obtained in the future.

      The pro forma information has been prepared by the Company's management and all calculations and estimates have been made by management based upon adjustments deemed appropriate. These adjustments are set forth under the section "Pro Forma Adjustments".

Preparation of Pro Forma Financial Statements:

      In the opinion of management, the pro forma financial statements are derived from the historical financial statements of (i) William Greenberg Jr. Desserts and Cafes, Inc. ("the Company") and (ii) JMS whose financial statements are included elsewhere in this Form 8. These financial statements should be read in conjunction with the accompanying pro forma financial statements. The pro forma financial statements do not purport to be indicative of the balance sheet and statement of operations if the Acquisition and the warrant sale had been consummated on the dates indicated.

Acquisition:

      On January 17, 1997, the Company purchased 100% of the outstanding common stock of JMS for $2,215,000 consisting of (i) $900,000 in cash; (ii) 500,000 shares of the Company's common stock valued at $1.75 per share aggregating $875,000 and (iii) 400,000 common stock purchase warrants valued at $1.10 aggregating $440,000. The warrants are in the same form as those described under the caption "Financing".

      JMS, which was founded in 1984, offers a line of both batter and frozen finished cakes, brownies and muffins - with muffins constituting approximately 90% of sales. These products are produced in batches using partially automated equipment at its facility in Parsippany, New Jersey. The product is sold to wholesale customers as well as supermarket distribution centers and is marketed primarily through food distribution companies in New Jersey and New York. In turn, according to JMS's management, the distributor sells approximately forty percent of the product to supermarkets and sixty percent to food service customers, such as hospitals, colleges, restaurants and corporate dining rooms.

      In connection with the Acquisition, the Company entered into an employment agreement with the selling shareholder pursuant to which he will serve as president and chief executive officer of the Company at an annual salary level of $250,000 for the first year and a minimum of $150,000 thereafter.

      Subsequent to the Acquisition, the Company transferred all of the business assets owned by it to a wholly-owned subsidiary in exchange for all of the issued and outstanding shares of common stock of such entity (the "Subsidiary"). As a result, the Company currently acts as holding company with two wholly-owned subsidiaries, JMS and the Subsidiary. Subject to obtaining consent of the Company's stockholders, the Company intends to, change its name to Food Concepts, Inc. a name more descriptive of its operations.

Financing:

      In order to finance the Acquisition, the Company issued to accredited investors 1,875,000 common stock purchase warrants ("the Placement Warrants") (net of offering costs) of $1,747,500 of which $1,500,000 is designated for the Acquisition and working capital of JMS. Each Placement Warrant entitles the holder thereof to purchase one common share, par value $.001 per share, of the common stock of the Company, at an exercise price per share of $2.50 for a term which will expire on December 31, 2000.

      The Company has the right to redeem the Placement Warrants, in installments, at a redemption price of $.10 per warrant commencing six months after the date of issuance if the stock trades at a designated level for at least five trading days prior to the month preceding the date on which the redemption right may be exercised.

      The holders of the Placement Warrants have a put option pursuant to which for a 60 day period prior to their expiration date, the holder has the right to require the Company to repurchase the Placement Warrants for consideration consisting of $.10 per warrant plus 40% of a share of common stock. In addition, the Placement Warrants will have standard anti-dilution protection.

          WILLIAM GREENBERG JR. DESSERTS AND CAFES, INC. AND SUBSIDIARY

                              PRO FORMA ADJUSTMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                   (Unaudited)

(A)   Cash                                            $1,747,500
        Additional paid-in capital                                    $1,747,500

      To reflect the issuance of 1,875,000 common stock purchase warrants for cash of $1,747,500 (net of offering costs).

(B)   Investment in subsidiary                        $2,215,000
        Cash                                                          $  900,000
        Common stock                                                         500
        Additional paid-in capital                                     1,314,500

      To reflect purchase of all the outstanding capital stock of JMS for $2,215,000 consisting of (i) $900,000 in cash, (ii) 500,000 shares of the Company's common stock valued at $1.75 per share aggregating $875,000, and
      (iii) 400,000 common stock purchase warrants valued at $1.10 aggregating $440,000.

(C)   Investment in subsidiary                        $   88,000
        Capital stock                                                  $      34
        Additional paid-in capital                                        87,966

      To reflect 34,000 shares issued for professional services relating to the Acquisition.

(D)   Capital stock                                   $    2,000
      Retained earnings                                  694,435
      Property and equipment                             250,000
      Goodwill                                         1,356,565
        Investment in subsidiary                                      $2,303,000

      To eliminate investment in JMS.

(E)   Compensatory element
        of stock issuances                            $  473,503
          Additional paid-in capital                                  $  219,380
          Accrued expenses                                               254,123

      To reflect common shares issuable to InterEquity in connection with the issuance of the 534,000 shares of common stock and 2,275,000 warrants issued pursuant to the private placement and Acquisition.

          WILLIAM GREENBERG JR. DESSERTS AND CAFES, INC. AND SUBSIDIARY

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                   (Unaudited)

(F)   Selling, general and administrative             $  107,780
        Cash                                                          $  107,780

      To reflect the difference between Officer's actual salary and new minimum contractual salary of $250,000 for the first year of the contract.

(G)   Depreciation expense                            $   35,714
      Amortization of goodwill                            90,438
        Goodwill                                                      $   90,438
        Accumulated depreciation                                          35,714

      To  reflect   amortization  of  goodwill  over  15  years  and  to  record depreciation on the step-up basis to fair market value of property assets required.


(X) To close profit and loss adjustments into retained earnings.

          WILLIAM GREENBERG JR. DESSERTS AND CAFES, INC. AND SUBSIDIARY

                              PRO FORMA ADJUSTMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                   (Unaudited)

(A)   Cash                                            $1,747,500
        Additional paid-in capital                                    $1,747,500

      To reflect the issuance of 1,875,000 common stock purchase warrants for cash of $1,747,500 (net of offering costs).

(B)   Investment in subsidiary                        $2,215,000
        Cash                                                          $  900,000
        Common stock                                                         500
        Additional paid-in capital                                     1,314,500

      To reflect purchase of all the outstanding capital stock of JMS for $2,215,000 consisting of (i) $900,000 in cash, (ii) 500,000 shares of the Company's common stock valued at $1.75 per share aggregating $875,000, and
      (iii) 400,000 common stock purchase warrants valued at $1.10 aggregating $440,000.

(C)   Investment in subsidiary                        $   88,000
        Capital stock                                                  $      34
        Additional paid-in capital                                        87,966

      To reflect 34,000 shares issued for professional services relating to the Acquisition.

(D)   Capital stock                                   $    2,000
      Retained earnings                                  694,435
      Property and equipment                             250,000
      Goodwill                                         1,377,215
        Investment in subsidiary                                      $2,303,000

      To eliminate investment in JMS.

(E)   Compensatory element
        of stock issuances                            $  473,503
          Additional paid-in capital                                  $  219,380
          Accrued expenses                                               254,123

      To reflect common shares issuable to InterEquity in connection with the issuance of the 500,000 shares of common stock and 2,275,000 warrants issued pursuant to the private placement and Acquisition.

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          WILLIAM GREENBERG JR. DESSERTS AND CAFES, INC. AND SUBSIDIARY

                        PRO FORMA ADJUSTMENTS (Continued)

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                   (Unaudited)

(F)   Cash                                            $  207,276
        Selling, general and administrative                           $  207,276

      To reflect the difference between Officer's actual salary and new minimum contractual salary of $250,000 for the first year of the contract.

(G)   Depreciation expense                            $   35,714
      Amortization of goodwill                            91,814
        Goodwill                                                      $   91,814
        Accumulated depreciation                                          35,714

      To  reflect   amortization  of  goodwill  over  15  years  and  to  record depreciation on the step-up basis to fair market value of property assets required.


(X) To close profit and loss adjustments into retained earnings.